LOAN DOCUMENT MODIFICATION AGREEMENT

THIS LOAN DOCUMENT MODIFICATION AGREEMENT (the “Agreement”) is made as of the 26th day of October, 2007, by and among BANK OF AMERICA, N.A., (sometimes referred to herein as “BOA”). WACHOVIA BANK, NATIONAL ASSOCIATION (sometimes referred to herein as “Wachovia”), RBC CENTURA BANK (sometimes referred to herein as “RBC Centura”) (collectively, BOA, Wachovia and RBC Centura are sometimes referred to herein as the “Lenders”), PORTFOLIO RECOVERY ASSOCIATES, INC. (“Borrower”) and PRA Location Services, LLC, PRA Holding I, LLC, Portfolio Recovery Associates, L.L.C., PRA Receivables Management, LLC, and PRA Government Services, LLC (together, the “Guarantors”).

WITNESSETH

WHEREAS, Borrower, the Lenders and the Guarantors are parties to a Second Amended and Restated Loan and Security Agreement dated May 4, 2007 (the “Loan Agreement”) and certain other loan documents executed in connection therewith; and

WHEREAS, Borrower has requested that the Lenders increase the amount available for borrowing under Loan Agreement and Wachovia and BOA have agreed to increase their “Commitments” (as defined in the Loan Agreement) pursuant to the terms hereof; and

WHEREAS, each of the Guarantors executed and delivered to the Bank an Unconditional Guaranty Agreement, each dated May 4, 2007 (the “Guarantys”) in connection with the consummation of the transactions contemplated by the Loan Agreement, and the Guarantors have agreed to the aforementioned increase.

NOW, THEREFORE, the Lenders, Borrower and Guarantors agree as follows:

WITNESSETH

1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

2.	Loan Agreement. The Loan Agreement is hereby amended as follows:

a.	The reference to $150,000,000 in Section 2.1(a) is hereby changed to $270,000,000.

b.	Section 2.2(b) is hereby amended and restated in its entirety and reads as follows:

Borrower shall use its best efforts to insure that each request for an Advance is made of all Banks, in accordance with each Bank’s Borrowing Percentage at the time, and all payments and pre-payments to the Banks shall be made Pro Rata.

c.	The definition of “Commitment” is amended and restated in its entirety to read as follows:

“Commitment” means with respect to any Bank, the dollar amount of the commitment made by such Bank to Borrower pursuant to this Agreement. For the avoidance of doubt, the Commitment of BOA shall be $130,001,000 under the Revolving Facility and $18,333,500 under the Non-Revolving Sublimit, and the Commitment of Wachovia shall be $100,000,000 under the Revolving Facility and $18,333,500 under the Non-Revolving Sublimit, and the Commitment of RBC Centura shall be $39,999,000 under the Revolving Facility and $13,333,000 under the Non-Revolving Sublimit.

d.	The definition of “Committed Line” is amended and restated in its entirety to read as follows:

“Committed Line” means Credit Extensions under the Revolving Facility and the Non-Revolving Sublimit up to the lesser of (i) Two Hundred Seventy Million Dollars ($270,000,000) and (ii) thirty percent (30%) of Borrower’s and Portfolio Recovery Associates, L.L.C.’s Estimated Remaining Collections of all Eligible Asset Pools.

e.	Exhibit D (Borrowing Base Certificate) is hereby revised to change the reference to $150,000,000 to $270,000,000.

3. Notes. The Line of Credit Commercial Promissory Notes dated May 4, 2007 made by Borrower in favor of BOA and Wachovia shall be amended by separate instruments to increase the face amount of such Notes to $130,001,000 and $100,000,000, respectively.

4. Miscellaneous.

a.	This Modification is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of any other document.

b.	This Modification may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

c.	THIS MODIFICATION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE COMMONWEALTH OF VIRGINIA.

d.	In order to induce the Bank to enter into this Modification, each other party hereto represents and warrants that (i) all of the representations and warranties contained in the Loan Agreement, as amended, and in the other documents executed in connection therewith, are true and correct in all material respects on and as of the date hereof, both before and after giving effect to this Modification, and (ii) there exists no default or event of default under any of the Loan Documents on the date hereof, both before and after giving effect to this Modification.

5. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be an original, and all of which taken together shall constitute one and the same instrument.

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The Bank, Borrower and Guarantors have executed this agreement as of the date first written above.

BORROWER:	PORTFOLIO RECOVERY ASSOCIATES, INC.
	By:	/S/	(SEAL)

Steven D. Fredrickson

President and Chief Executive Officer

GUARANTORS:	PRA HOLDING, I, LLC
	By:	/S/

Judith Scott

Title: Member’s Representative

PORTFOLIO RECOVERY ASSOCIATES, L.L.C.

By: /S/
Judith Scott
Title: Member’s Representative

PRA RECEIVABLES MANAGEMENT, LLC

By: /S/
Judith Scott
Title: Member’s Representative

PRA LOCATION SERVICES, LLC
By:	/S/

Judith Scott

Title: Member’s Representative

PRA GOVERNMENT SERVICES, LLC
By:	/S/

Judith Scott

Title: Member’s Representative

PRA HOLDING II, LLC
By:	/S/

Judith Scott

Title: Member’s Representative

BANKS:	BANK OF AMERICA, N.A.
	By:	/S/	(SEAL)

Paula H. Smith

Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/S/

Charnette W. Simmons Senior Vice President

RBC CENTURA BANK, a North Carolina

banking corporation

By:	/S/

Denise M. Howard Vice President

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